UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

Our 2014 Annual Meeting of Stockholders will be held at our corporate offices located at 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367, on October 7, 2014, at 1:00 p.m. local time.

Because the Annual Meeting will be held more than 30 days after the date of the anniversary of the Company’s 2013 Annual Meeting of Shareholders, the deadline for any stockholder proposal or stockholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) listed in the Company’s 2013 Proxy Statement on Schedule 14A, as filed with the SEC on May 16, 2013, is no longer applicable. Proposals for stockholders intended for inclusion in our proxy statement for consideration at our 2014 Annual Meeting of Stockholders are required to be delivered to the Company at its principal executive offices by no later than September 15, 2014 and directed to the attention of the Company’s Secretary. For all other proposals by stockholders to be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices no later September 15, 2014. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 5, 2014	GREAT AMERICAN GROUP, INC.
	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer